CONTRACT OF LEASE

     With the present contract, Mr. Prati Ing. Roberto, residing in Borzano di Albinea (RE) on Via Naborre Campanili, 2/1, in the capacity of Legal Representative of the firm PRAGMATA S.R.L., having legal offices on Via Munari, 15, 42019 SCANDIANO (RE), and fiscal code and VAT Registration No. 01114900358, being proprietor of an industrial shed in Pratissolo di Scandiano (RE) on Via J. Nagy, 7, and C.G.T.I. Classica Group Technologies Italia S.r.l., having offices in Pratissolo di Scandiano (RE), on Via J. Nagy n. 7, and VAT Registration No. 01978670352, with representation in this transaction by Legal Representative Riemer Joseph, born in Ramat, Israel, on 26 July 1948, and residing at 1835 Swathmore Avenue, Lakewood, New Jersey, The United States, agree to the following: The firm Pragmata S.r.l. agrees to grant a lease for one (1) Laboratory, one (1) Technical Office and one (1) Office. The space must be used exclusively for laboratory and/or office purposes, as stipulated herein;
- The Lessee may not grant a third party the use of its space or its furnishings, without the consent of the property owner;
- All expenses related to maintenance, as well as ordinary and extraordinary repairs, possibly necessary or useful for the optimal utilization of the space as intended, are the responsibility of the Lessee.

ARTICLE 1-- TERM OF LEASE & ADMINISTRATIVE EXPENSES
     It is agreed that the term of the lease shall be four (4) years, commencing on 15 December 2001 and therefore terminating on 14 December 2005.
     The contract may be implicitly extended from year to year, until at such time that one of the parties shall serve to terminate it, in accordance with the procedure recommended.
     The Lessee may withdraw from the contract, following completion of the first year of the lease, also at any time prior to the contract termination date, by providing such notice at least twelve (12) months in advance. The Lessor may withdraw from the contract in accordance with the law.
     It is agreed that for the first year, the rental fee, augmented by the VAT in accordance with the law, shall be ITL 3,500,000 (Three Million Five Hundred Thousand Italian Lire) monthly, equivalent to EUR 1,807.60 (One Thousand Eight Hundred Seven Euro and Sixty Euro Cents). Beginning with the commencement of the second year, the rental fee shall be amended in accordance with the intervening variation in ISTAT, and henceforward until the contract termination date.
     This shall be accomplished in quarterly installments by means of check and/or bank transfer on behalf of the "Lessee Party," without being requested or directed. All expenses related to the furnishing of water, electrical power, heat and air conditioning, purging of the sewage system and trash collection, shall be entirely the responsibility of the Lessee Party.
     All expenses and obligations concerning the use of the leased space shall continue to be the responsibility of the Lessee.

ARTICLE 2-- DEFAULT
     Failure to make payment, even in part, within the deadlines agreed to, even of the single installment of a rental fee or of any of the aforementioned types of expenses, once the maximum allowed term of eight (8) days from the intervening deadlines has passed, shall result in the immediate rescission of right in the present contract, enacted at the sole will of the Lessee, to any claims of damage or reimbursement of any expenses deriving therein. The rescission of right shall also take effect in the event of violation of the obligations related to the repair and the intended use of the leased space.

ARTICLE 3-- PURPOSE OF LEASE AND GENERAL RULES
     The leased premises governed by the present contract are exclusively intended for activities predetermined by the prevailing P.R.G., exclusive of any other purpose hereafter expressly prohibited and rescinded. The subletting, even in part, of the leased premises, and the further subdivision of the space into units of a size smaller than that which is leased, is prohibited.

ARTICLE 4-- USE OF LEASED PREMISES
     The Lessee Party, who is appointed custodian of that which is leased, is obligated to use and maintain the same with due and proper diligence.
     The Lessee Party is obligated, on behalf of himself and of other persons given entry to the leased space, to carry out good neighborly relations; to not cause noises, disturbances or anything else exceeding normal tolerability; and to not give rise to unpleasant odors.

ARTICLE 5-- DELIVERY
     The Lessee Party affirms that it has visited the premises to be leased, and has found them to be of recent construction and suitable for the use agreed to.

ARTICLE 6-- REPAIRS & DAMAGES
     The Lessor must perform, during the term of the lease, all necessary repairs, except for those related to routine maintenance which would be the responsibility of the Lessee.
     When the leased space necessitates repairs that are not the responsibility of the Lessee, notice of same must be provided to the Lessor.
     If, during the term of the lease, the leased space necessitates a repair which cannot be postponed until the termination of the contract, the Lessee must endure this situation, regardless of the resulting loss of use of a portion of the leased space.
     If the execution of the repairs continues for more than one-sixth (1/6) of the term of the lease and, nevertheless, for more than twenty (20) days, the Lessee has the right to a reduction in the amount due, proportional with the entire term of the same repairs and the extent of the resulting loss of use.
     The Lessee Party must nevertheless be alerted immediately about any of the aforementioned types of repairs.

ARTICLE 7-- CIVIL LIABILITY
     The Lessee Party expressly exempts the Lessor Party from any responsibility for direct and indirect damages possibly deriving from wrongful or culpable actions on the part of the dependents of the Lessee or of third parties in general. In particular, the Lessee Party is obligated to sign an adequate insurance policy guaranteeing third party civil liability responsibility.

ARTICLE 8-- CONCLUSION OF LEASE AND SURRENDERING OF PREMISES
     On the date of cessation of the contract, the Lessee Party, or a person designated by the same, shall surrender to the Lessor all leased premises in the same state in which they were delivered, exclusive of wear and tear from use and, as documentation, attached photographs signed by the parties. Failure to surrender and/or deliver in a timely manner shall, in various circumstances, be cause for the compensation for damages.
     Three months prior to the lease termination date, or in the event that the owner intends to sell the space with respect to said contract and upon its regular termination date, the Lessee Party shall be required to permit visitation to the unit, with advance notice, exclusive of holidays and visitation of the leased premises by potential new owners.

ARTICLE 9-- CONTRACT TAXES, FEES & EXPENSES
     All expenses related to the present contract, inclusive of any costs relative to stamps, records and receipts, as well as the execution of the contract, are the responsibility of the Lessee and the Lessor in equal parts.
     The expenses and fees related to possible judicial, refundable or non-refundable cancellation of the contract are the responsibility of the Lessee Party, even in the way of reimbursement of loans advanced by the Lessor in the name of the Lessee.

ARTICLE 10-- DOMICILE OF LESSEE PARTY
     For all intents and purposes of the present contract, and also for the notification of possible judicial actions, including those related to the procedural validation of licenses, eviction or execution, the Lessee Party affirms to have elected domicile in the leased premises, even in the event that said Lessee Party should subsequently not use them any longer.

ARTICLE 11-- MODIFICATIONS TO CONTRACT
     No modifications to the present contract shall have an effect or a value which has not been agreed to or drafted in writing, under pains of annulment.

ARTICLE 12-- DESCRIPTION OF LEASED SPACE
     Portion of shed in Pratissolo (RE), Via J. Nagy, 7 - south side; Use of laboratory, approx. 100 sq. m.; Office on first floor, southeast side, approx. 150 sq. m.; and Office on the first floor, east side, approx. 100 sq. m.

ARTICLE 13-- COMPETENT COURT
     For controversies deriving from the present contract, the competent Court shall be that of Reggio Emilia.

ARTICLE 14-- RULES OF LAW
     With regards to that which is not expressly predetermined by the contract, the rules of law pertaining to the manner at hand shall prevail, as shall local practices.

In confirmation and acceptance, the parties sign hereunder:

Reggio Emilia

THE LESSOR PARTY                            THE LESSEE PARTY


PRAGMATA s.r.l.
Via Munari, 15-- Tel. 0622.591123
42019 SCANDIANA (Reggio. E)